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EXHIBIT 11.1


                               COMPUTATION OF NET LOSS
                                    PER SHARE (1)


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

                                                                     THREE MONTHS                        SIX MONTHS
                                                                     ENDED JUNE 30,                     ENDED JUNE 30,
                                                                     --------------                     --------------
                                                                  1996              1995             1996            1995
                                                              -------------     -------------     -------------   -------------
Primary and Fully Diluted
Weighted average common shares outstanding for the period . .   8,160,000                --         8,157,000              --
Common Equivalent Shares pursuant to Staff Accounting
  Bulletin No. 83 . . . . . . . . . . . . . . . . . . . . . .          --         1,670,000                --       1,664,000
                                                              -------------     -------------     -------------   -------------
Shares used in computing net loss per share . . . . . . . . .   8,160,000         1,670,000         8,157,000       1,664,000
                                                              -------------     -------------     -------------   -------------
                                                              -------------     -------------     -------------   -------------
Net loss. . . . . . . . . . . . . . . . . . . . . . . . . . .$ (2,606,000)     $ (1,005,000)     $ (4,654,000)   $ (1,848,000)
                                                              -------------     -------------     -------------   -------------
                                                              -------------     -------------     -------------   -------------
Net loss per share. . . . . . . . . . . . . . . . . . . . . .      ($0.32)           ($0.60)           ($0.57)         ($1.11)
                                                              -------------     -------------     -------------   -------------
                                                              -------------     -------------     -------------   -------------

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    (1)  Primary and fully diluted calculations are substantially the same.


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